SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report
                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  April 14, 2008


                               VSE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)


                 0-3676                            54-0649263
        (Commission File Number)         (I.R.S. Identification Number)


         2550 Huntington Avenue
          Alexandria, Virginia                     22303-1499
(Address of Principal Executive Offices)           (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (703) 960-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




VSE CORPORATION


Item 1.01	Entry into a Material Definitive Agreement

          On April 14, 2008, VSE Corporation ("VSE") entered into a Stock Purchase Agreement with Linda K. Berdine, as Trustee of Linda K. Berdine Revocable Trust ("LKB Trust"), Linda K. Berdine ("Ms. Berdine" and, together with LKB Trust, "Seller") and G&B Solutions, Inc. (the "Agreement"). The Agreement provides that VSE will acquire all of the outstanding capital stock of G&B Solutions, Inc. ("G&B") from Seller for (a) an initial purchase price of $19.5 million, subject to certain reductions, and (b) up to $4.2 million in additional purchase price payable if earn out conditions contained in the Agreement are satisfied during the first three years after the closing. The Agreement contains customary representations and warranties and indemnification obligations.

Item 2.01	Completion of Acquisition or Disposition of Assets

        On April 14, 2008, VSE completed its acquisition of G&B pursuant to the Agreement. VSE paid an initial purchase price of $19.5 million in cash, subject to certain reductions, of which $1.95 million was placed into escrow to secure Seller's indemnification obligations contained in the Agreement. The escrow term is 18 months, subject to distributions of the escrowed funds to VSE if VSE makes claims for indemnification pursuant to the Agreement. Up to an additional $4.2 million in purchase price is payable by VSE to Seller if earnout conditions contained in the Agreement are satisfied during the first three years after the closing. A copy of the Agreement (without schedules) is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing descriptions of the Agreement are qualified in their entirety by reference to the terms of the Agreement, as filed.

         As contemplated by the Agreement, an employment agreement between G&B and Ms. Berdine, a Seller under the Agreement and G&B's chief executive officer and president, became effective on April 14, 2008. As provided in such employment agreement, Ms. Berdine will continue serving as G&B's chief executive officer and president for a minimum of three years. Ms. Berdine's initial base salary is approximately $232,000 per annum.

        G&B is a diversified information technology and management consulting company serving the U.S Government. The company's core expertise lies in Enterprise Architecture development; Information Assurance/ Business Continuity; Program and Portfolio Management; Network IT Services and Systems Design and Integration.


Item 7.01	Regulation FD Disclosure

        April 14, 2008, VSE issued a news release that announced that its acquisition of G&B. The news release is attached hereto as Exhibit 99.1.


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VSE CORPORATION


Item 9.01       Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
 	Not Required

(b)	Pro Forma Financial Information
	Not Required

(d)     Exhibits

        Exhibit No.	Description
        -----------     -----------
        2.1*	Stock Purchase Agreement, dated as of April 14, 2008,
among VSE Corporation, Linda K. Berdine, as Trustee of
Linda K. Berdine Revocable Trust, Linda K. Berdine and
G&B Solutions, Inc.

        99.1*		News Release dated April 14, 2008


*	Filed herewith

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VSE CORPORATION


                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 VSE CORPORATION
                                                 (Registrant)



Date:	April 17, 2008			     By: /s/ D. M. Ervine
                                                 _______________________________
						 D. M. Ervine
						 Chairman, President and CEO/COO






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